EXHIBIT 10.4


                                  XOMA (US) LLC
                               2910 Seventh Street
                               Berkeley, CA 94710





                                                                   June 30, 2003


Baxter Healthcare Corporation
1627 Lake Cook Road
Deerfield, IL  60015
Attention:  Victor W. Schmitt

                       Re: Termination of Supply Agreement
                           -------------------------------

     Reference is made to that certain Supply Agreement effective as of January 25, 2000 (the "Supply Agreement") between XOMA (US) LLC, a Delaware limited liability company ("XOMA"), and Baxter Healthcare Corporation, a Delaware corporation ("Baxter"). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Supply Agreement.

     We have been informed that XOMA Ireland Limited and you have agreed to terminate the License Agreement dated as of January 25, 2000 pursuant to a letter agreement dated the date hereof. Accordingly, the parties hereto agree that, pursuant to Section 8.3 of the Supply Agreement, the Supply Agreement will terminate in its entirety and be of no further force and effect as of June 30, 2003, except for the provisions specified below, which shall survive the termination of the Supply Agreement. In consideration thereof, Baxter agrees to pay to XOMA on or prior to January 5, 2004, by wire transfer payment of immediately available funds to the account of XOMA designated to Baxter in advance in writing, the sum of US$3,040,000. Upon timely payment in full of such amount, any other amounts then due and owing relating to the purchase of Product or Bulk Product in connection with the Development Program and any future expenses due related to the Development Program shall be extinguished.

     Upon execution hereof by both parties, Baxter, on behalf of itself and its parents, subsidiaries, assigns, successors, stockholders, directors, officers, employees, and agents, hereby releases and forever discharges XOMA, and each of its parents, subsidiaries, assigns, successors, stockholders, directors, officers, employees, attorneys and agents, of and from any and all claims, counterclaims, rights, demands, costs, damages, losses, liabilities, actions and causes of actions whatsoever, whether in law or equity, arising from or related to the Supply Agreement existing as of the date hereof. Upon timely payment in full of the amount referred to in the third sentence of the preceding paragraph, XOMA, on behalf of itself and its parents, subsidiaries, assigns, successors, stockholders, directors, officers, employees, and agents, shall be deemed to have released and forever discharged Baxter, and each of its parents, subsidiaries, assigns, successors, stockholders, directors, officers, employees, attorneys and agents, of and from any and all claims, counterclaims, rights, demands, costs, damages, losses, liabilities, actions and causes of actions whatsoever, whether in law or equity, arising from or related to the Supply Agreement existing as of the date hereof.

     For the avoidance of doubt, the parties acknowledge that the termination provided for herein is mutual and that Section 8.4 shall not apply. Notwithstanding the foregoing, the provisions of Article 6 and Sections 10.2, 10.6.1, and 10.8 through 10.11 shall survive this termination.

     The parties agree that any action or dispute arising from or relating to this agreement may only be brought in the Superior Court of the State of California or a United States District Court in the State of California.

     This letter shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws. This letter may be executed in counterparts and delivered by facsimile transmission.

     Please acknowledge your agreement with all of the foregoing by signing below, whereupon this letter shall become a binding agreement between us.


                                      Very truly yours,


                                      XOMA (US) LLC



                                      By:
                                           ----------------------------------
                                           Name:  Christopher J. Margolin
                                           Title: Vice President, General
                                                  Counsel and Secretary


ACKNOWLEDGED and AGREED
as of the date first above written:

BAXTER HEALTHCARE CORPORATION


By:
    -------------------------------------
    Name: Victor W. Schmitt
    Title: President, Venture Management


Cc: General Counsel, Baxter Healthcare Corporation
    President, Baxter BioScience